Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Arotech Corporation for the registration of 8,264,463 shares of its common stock and to the incorporation by reference therein of our report dated March 24, 2005, with respect to the consolidated financial statements and schedule of Arotech
Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2004, and our report dated April 21, 2005 with respect to Arotech Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Arotech Corporation as of December 31, 2004, included in its Annual Report (Form 10-K/A) for the year ended December 31, 2004, each filed with the Securities and Exchange Commission.


                                   /s/ Kost, Forer, Gabbay & Kassierer
                                   -----------------------------------
                                       Kost, Forer, Gabbay & Kassierer
                                       A Member of Ernst & Young Global


Tel-Aviv, Israel
May 15, 2005